                                                                     EXHIBIT 5.1


                              DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                               NEW YORK, NY 10017

                             writer's direct number
                                  212-450-4000
                                                      June 6, 2000


Visteon Corporation
5500 Auto Club Drive
Dearborn, Michigan 48426


Re:      Visteon Corporation Registration Statement on Form S-1(File No.
         333-38388)

Ladies and Gentlemen:

     We have acted as counsel to Visteon Corporation (the "Company") in connection with the Company's Registration Statement on Form S-1 (File No. 333-38388) (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with Ford's distribution to Ford common and Class B stockholders of all shares of Visteon common stock owned by Ford.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

         On the basis of the foregoing and assuming the due execution and delivery of certificates representing the shares, we are of the opinion that the shares have been duly authorized, pursuant to the Company's Certificate of Incorporation, validly issued, fully paid and non-assessable.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.


                                                   Very truly yours,


                                                   /S/ DAVIS POLK & WARDWELL